                                                                     EXHIBIT 23

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the following Registration Statements of our report dated August 2, 2001, with respect to the consolidated financial statements of Universal Corporation and subsidiaries included in the Annual Report (Form 10-K) for the year ended June 30, 2001.

       Registration
       Statement
       Number         Description
       ------------   -----------
       33-55140        Form S-8
       33-38148        Form S-8
       33-56719        Form S-8
       333-39297       Form S-8
       333-45497       Form S-8
       333-43522       Form S-3

/s/ Ernst & Young LLP

Richmond, Virginia
September 12, 2001